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                                                                                                                       Exhibit 11

                                                                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                                                -----------------------------------------------
                                                                             Fiscal year ended
                                                     ----------------------------------------------------------------------------
                                                      March 25, 1994                   March 26, 1993              March 27, 1992
                                                     ----------------                 ----------------             --------------
PRIMARY
- - - - - -------
Average shares outstanding                                8,870,000                       8,218,000                     7,271,000

Net effect of dilutive stock
  options - based on the
  treasury stock method using
  average market price                                      206,000                         159,000                       110,000
                                                        -----------                     -----------                   -----------

                TOTAL                                     9,076,000                       8,377,000                     7,381,000
                                                        -----------                     -----------                   -----------

      Net income                                        $21,588,000                     $16,050,000                   $10,896,000
                                                        -----------                     -----------                   -----------

      Net income per share                              $      2.38                     $      1.92                   $      1.48
                                                        ===========                     ===========                   ===========

FULLY DILUTED
- - - - - -------------

Average shares outstanding                                8,870,000                       8,218,000                     7,271,000

Net effect of dilutive stock
  options - based on the
  treasury stock method using greater
  of year-end or average market price                       215,000                         232,000                       186,000

Assumed conversion of 8% convertible
  subordinated debentures                                   505,000                       1,080,000                     1,080,000
                                                        -----------                     -----------                   -----------

                TOTAL                                     9,590,000                       9,530,000                     8,537,000
                                                        -----------                     -----------                   -----------

      Net income                                        $21,588,000                     $16,050,000                   $10,896,000

Add 8% convertible subordinated
  debenture interest, net of
  federal tax effect                                        265,000                         689,000                       689,000
                                                        -----------                     -----------                   -----------

                TOTAL                                   $21,853,000                     $16,739,000                   $11,585,000
                                                        -----------                     -----------                   -----------

      Net income per share                              $      2.28                     $      1.76                   $      1.36
                                                        ===========                     ===========                   ===========
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